GUIDEWIRE SOFTWARE, INC. COMPENSATION RECOVERY POLICY Adopted as of September 14, 2023 Guidewire Software, Inc., a Delaware corporation (the “Company”), has adopted a Compensation Recovery Policy (this “Policy”) as described below and effective as of the Effective Date. 1. Overview The Policy sets forth the circumstances and procedures under which the Company shall recover Erroneously Awarded Compensation from Covered Persons (as defined below) in accordance with rules issued by the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable New York Stock Exchange listing standards. Capitalized terms used and not otherwise defined herein shall have the meanings given in Section 3 below. 2. Compensation Recovery Requirement In the event the Company is required to prepare a Financial Restatement, the Company shall recover reasonably promptly all Erroneously Awarded Compensation with respect to such Financial Restatement. 3. Definitions a. “Applicable Recovery Period” means the three completed fiscal years immediately preceding the Restatement Date for a Financial Restatement. In addition, in the event the Company has changed its fiscal year: (i) any transition period of less than nine months occurring within or immediately following such three completed fiscal years shall also be part of such Applicable Recovery Period and (ii) any transition period of nine to 12 months will be deemed to be a completed fiscal year. b. “Applicable Rules” means any rules or regulations adopted by the Exchange pursuant to Rule 10D-1 under the Exchange Act and any applicable rules or regulations adopted by the SEC pursuant to Section 10D of the Exchange Act. c. “Board” means the Board of Directors of the Company. d. “Committee” means the Compensation Committee of the Board or, in the absence of such committee, a majority of independent directors serving on the Board. e. “Covered Person” means any Executive Officer. A person’s status as a Covered Person with respect to Erroneously Awarded Compensation shall be determined as of the time of receipt of such Erroneously Awarded Compensation regardless of the

2 person’s current role or status with the Company (e.g., if a person began service as an Executive Officer after the beginning of an Applicable Recovery Period, that person would not be considered a Covered Person with respect to Erroneously Awarded Compensation received before the person began service as an Executive Officer, but would be considered a Covered Person with respect to Erroneously Awarded Compensation received after the person began service as an Executive Officer where such person served as an Executive Officer at any time during the performance period for such Erroneously Awarded Compensation). f. “Effective Date” means October 2, 2023. g. “Erroneously Awarded Compensation” means the amount of any Incentive-Based Compensation received by a Covered Person on or after the Effective Date and during the Applicable Recovery Period that exceeds the amount that otherwise would have been received by the Covered Person had such compensation been determined based on the restated amounts in a Financial Restatement, computed without regard to any taxes paid. Calculation of Erroneously Awarded Compensation with respect to Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in a Financial Restatement, shall be based on a reasonable estimate of the effect of the Financial Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received, and the Company shall maintain documentation of the determination of such reasonable estimate and provide such documentation to the Exchange in accordance with the Applicable Rules. Incentive-Based Compensation is deemed received, earned, or vested when the Financial Reporting Measure is attained, not when the actual payment, grant, or vesting occurs. Incentive-Based Compensation received by a Covered Person prior to the Effective Date shall be subject to the Company’s Clawback Policy, adopted September 17, 2019 and as amended as of December 9, 2019 (the “Amended Clawback Policy”). h. “Exchange” means the NYSE American Exchange. i. An “Executive Officer” means any person who served the Company in any of the following roles at any time during the performance period applicable to Incentive- Based Compensation and received Incentive-Based Compensation after beginning service in any such role (regardless of whether such Incentive-Based Compensation was received during or after such person’s service in such role): the president, principal financial officer, principal accounting officer (or if there is no such accounting officer the controller), any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company. Executive officers of parents or subsidiaries of the Company may be deemed executive officers of the Company if they perform such policy making functions for the Company.

3 j. “Financial Reporting Measures” mean measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, any measures that are derived wholly or in part from such measures (including, for example, a non-GAAP financial measure), and stock price and total shareholder return. k. “Incentive-Based Compensation” means any compensation (including, without limitation, cash and/or equity compensation) provided, directly or indirectly, by the Company or any of its subsidiaries that is granted, earned, or vested based, in whole or in part, upon the attainment of a Financial Reporting Measure. l. A “Financial Restatement” means a restatement of previously issued financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. m. “Restatement Date” means, with respect to a Financial Restatement, the earlier to occur of: (i) the date the Board concludes, or reasonably should have concluded, that the Company is required to prepare the Financial Restatement or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare the Financial Restatement. 4. Exception to Compensation Recovery Requirement The Company may elect not to recover Erroneously Awarded Compensation pursuant to this Policy if the Committee determines that recovery would be impracticable, and one or more of the following conditions, together with any further requirements set forth in the Applicable Rules, are met: (i) the direct expense paid to a third party, including outside legal counsel, to assist in enforcing this Policy would exceed the amount to be recovered, and the Company has made a reasonable attempt to recover such Erroneously Awarded Compensation; (ii) recovery would cause the Company to violate a home country law that was adopted prior to November 28 2022, and the Company obtains an opinion of home country counsel that recovery would result in a violation of such home country’s law and provides the opinion to the Exchange; or (iii) recovery would likely cause an otherwise tax-qualified retirement plan to fail to be so qualified under applicable regulations. 5. Additional Clawback Rights and Policies In addition to (and without limiting) the provisions of paragraph 2 above, the Company may recover certain amounts from certain individuals in certain circumstances, as set forth in the Company’s Supplemental Clawback Policy, as amended from time to time (the “Supplemental Policy”). For the avoidance of doubt, the terms of the Supplemental Policy are in addition to this Policy and do not supersede the terms of this Policy. To the extent that the application of this

4 Policy would provide for recovery of Incentive-Based Compensation that the Company recovers pursuant to Section 304 of the Sarbanes-Oxley Act or the Supplemental Policy, the amount the applicable Covered Person has already reimbursed the Company will be credited to the required recovery under this Policy. There shall be no duplication of recovery under this Policy, the Supplemental Policy, the Sarbanes-Oxley Act or any other applicable law or policy. For the avoidance of doubt, Incentive-Based Compensation received by a Covered Person prior to the Effective Date shall be subject to the Amended Clawback Policy. 6. Tax Considerations To the extent that, pursuant to this Policy, the Company is entitled to recover any Erroneously Awarded Compensation that is received by a Covered Person, the gross amount received (i.e., the amount the Covered Person received, or was entitled to receive, before any deductions for tax withholding or other payments) shall be returned by the Covered Person. 7. Method of Compensation Recovery The Committee shall determine, in its sole discretion, the method for recovering Erroneously Awarded Compensation hereunder, which may include, without limitation, any one or more of the following: a. requiring reimbursement of cash Incentive-Based Compensation previously paid; b. seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards; c. canceling or rescinding some or all outstanding vested or unvested equity-based awards; d. adjusting or withholding from unpaid compensation or other set-off; e. canceling or offsetting against planned future grants of equity-based awards; and/or f. any other method permitted by applicable law or contract. Notwithstanding the foregoing, a Covered Person will be deemed to have satisfied such person’s obligation to return Erroneously Awarded Compensation to the Company if such Erroneously Awarded Compensation is returned in the exact same form in which it was received; provided that equity withheld to satisfy tax obligations will be deemed to have been received in cash in an amount equal to the tax withholding payment made. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, regulation, or rule (including, without limitation, Section 304 of the Sarbanes-Oxley Act), the Supplemental Policy or any other agreement or policy. Any action by the Company to recover Erroneously Awarded Compensation under this Policy from a Covered Person shall not, whether alone or in combination with any other action, event or condition, be deemed (i) “good reason” for resignation or to serve as a basis for a claim of

5 constructive termination under any benefits or compensation arrangement applicable to such Covered Person, or (ii) to constitute a breach of a contract or other arrangement to which such Covered Person is party. 8. Policy Interpretation This Policy shall be interpreted in a manner that is consistent with the Applicable Rules and any other applicable law. The Committee shall take into consideration any applicable interpretations and guidance of the SEC in interpreting this Policy, including, for example, in determining whether a financial restatement qualifies as a Financial Restatement hereunder. To the extent the Applicable Rules require recovery of Incentive-Based Compensation in additional circumstances besides those specified above, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover Incentive-Based Compensation to the fullest extent required by the Applicable Rules. In all events, this Policy will be interpreted and applied in a manner that is consistent with the requirements of the Applicable Rules, and to the extent this Policy is inconsistent with such Applicable Rules, it shall be deemed amended to the minimum extent necessary to ensure compliance therewith. 9. Policy Administration This Policy shall be administered by the Committee; provided, however, that the Board shall have exclusive authority to authorize the Company to prepare a Financial Restatement as determined by the Board, a committee of the Board or the officer or officers of the Company authorized to take such action if Board action is not required. In doing so, the Board may rely on a recommendation of the Audit Committee of the Board. The Committee shall have such powers and authorities related to the administration of this Policy as are consistent with the governing documents of the Company and applicable law. The Committee shall have full power and authority to take, or direct the taking of, all actions and to make all determinations required or provided for under this Policy and shall have full power and authority to take, or direct the taking of, all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of this Policy that the Committee deems to be necessary or appropriate to the administration of this Policy. The interpretation and construction by the Committee of any provision of this Policy and all determinations made by the Committee under this policy shall be final, binding and conclusive. The Board or the Committee may amend, modify or terminate this Policy in whole or in part at any time and from time to time in its sole discretion. This Policy will terminate automatically when the Company does not have a class of securities listed on a national securities exchange or association. 10. Compensation Recovery Repayments not Subject to Indemnification Notwithstanding anything to the contrary set forth in any agreement with, or the organizational documents of, the Company or any of its subsidiaries, Covered Persons are not entitled to indemnification for Erroneously Awarded Compensation or for any losses arising out of or in any way related to Erroneously Awarded Compensation recovered under this Policy. 11. Governing Law; Venue.

6 This Policy and all rights and obligations hereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, applied without regard to conflict of law principles that would result in the application of any law other than the law of the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Policy, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of San Mateo, California, or the United States federal courts for the Northern District of California. 12. Acknowledgement. Each Covered Person shall sign and return to the Company, within thirty (30) calendar days following the later of (i) the Effective Date or (ii) the date the individual becomes a Covered Person, the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Covered Person agrees to be bound by, and to comply with, the terms and conditions of this Policy. Notwithstanding the foregoing, the Policy shall apply to the Covered Person regardless of whether the Covered Person signs the Acknowledgement Form.

7 EXHIBIT A FORM OF ACKNOWLEDGEMENT PERTAINING TO THE GUIDEWIRE SOFTWARE, INC. COMPENSATION RECOVERY POLICY The Board of Directors of Guidewire Software, Inc. (the “Company”) has adopted a Compensation Recovery Policy (as amended from time to time, the “Policy”) applicable to each Covered Person (as defined in the Policy), which provides that: In the event the Company is required to prepare a Financial Restatement, the Company shall recover reasonably promptly all Erroneously Awarded Compensation with respect to such Financial Restatement. All capitalized terms shall be as defined in the Policy. I acknowledge that I have received and have had an opportunity to review the Policy, a copy of which is attached hereto as Schedule 1. In addition, I acknowledge and agree that I am a Covered Person for purposes of the Policy and that any Incentive-Based Compensation (as defined in the Policy) received by me on or after the Effective Date (as defined in the Policy) shall be subject to, and conditioned upon my acceptance of, the provisions of the Policy (including, without limitation, any required reduction, cancellation, forfeiture or recoupment of such Incentive-Based Compensation); and I further acknowledge and agree that I am not entitled to indemnification or right of advancement of expenses in connection with any enforcement of the Policy by the Company. To the extent the Company’s recovery right under the Policy conflicts with any other contractual rights I may have with the Company, I understand that the terms of the Policy shall supersede any such contractual rights. (Signature) (Print Name) (Title)

8 Schedule 1 Guidewire Software, Inc. Compensation Recovery Policy